UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2024

CRYO-CELL INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40767	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Brooker Creek Blvd.
Oldsmar, Florida		34677
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 749-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCEL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 29, 2024, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of four directors, the ratification of the Company's independent registered accountants and the approval of a non-binding advisory resolution regarding the compensation of the Company's named executive officers

The final result of the stockholder vote was certified on October 29, 2024 and is as follows:

1. To consider the election of four individuals to the Company's Board of Directors.

David Portnoy

For 3,653,908

Withhold 789,479

Harold Berger

For 3,628,143

Withhold 815,244

Mark Portnoy

For 3,649,613

Withhold 793,774

Daniel Mizrahi

For 4,072,486

Withhold 370,901

2. The ratification of appointment of WIPFLI LLC as the Company's independent registered public accounting firm for the fiscal year ending November 30, 2024.

For Against Abstain

6,697,620 186 3,536

3. The approval of a non-binding advisory resolution regarding the compensation of the Company's named executive officers.

For Against Abstain

4,152,942 287,390 3,055

4. Authorization to vote the proxies upon other business properly coming before the Meeting or any adjournments or postponements thereof.

For Against Abstain

3,571,034 855,538 16,814

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cryo-Cell International, Inc.

Date:	October 31, 2024	By:	/s/ David Portnoy
David Portnoy, Chairman and Co-CEO